UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2022

AADI BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38560	61-1547850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250 Pacific Palisades, California	90272
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (424) 744-8055

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AADI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Audit Committee Independence

On November 23, 2022, Aadi Bioscience, Inc. (the “Company”) notified The Nasdaq Stock Market LLC (“Nasdaq”) of the Company’s non-compliance with Nasdaq’s audit committee composition requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A), which require, among other things, an audit committee to consist of at least three members, each of whom is independent. The non-compliance was a result of Karin Hehenberger, M.D., Ph.D., a member of the Audit Committee (the “Audit Committee”) of the board of directors of the Company (the “Board”), not qualifying as independent pursuant to Nasdaq Listing Rule 5605(c)(2)(A)(ii).

In order to address this matter, the Board removed Dr. Hehenberger as a member of the Audit Committee, and appointed Caley Castelein, M.D., a member of the Board who meets all audit committee independence and other eligibility requirements identified in Nasdaq Listing Rule 5605(c)(2)(A), to serve as a member of the Audit Committee, such that the Audit Committee consists of Emma Reeve, as chair, Richard Maroun and Caley Castelein, M.D. Dr. Castelein previously served as a member of the Audit Committee from March 2017 to September 2021. Following such actions, the Company believes it has regained compliance with the audit committee composition requirements set forth in Nasdaq Listing Rule 5605(c)(2)(A).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2022

/s/ Neil Desai, Ph.D.
Neil Desai, Ph.D.
President and Chief Executive Officer